As filed with the Securities and Exchange Commission on March 11, 2013

Registration No. 333-157339

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0507047
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

c/o Allergan, Inc.

2525 Dupont Drive

Irvine, California 92612-1599

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Matthew J. Maletta

Vice President and Secretary

MAP Pharmaceuticals, Inc.

c/o Allergan, Inc.

2525 Dupont Drive

Irvine, California 92612-1599

(714) 246-4500

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1, filed by MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), deregisters all unsold securities registered for issuance under the Registration Statement on Form S-3, File No. 333-157339 (the “Registration Statement”).

On March 1, 2013, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 22, 2013, by and among the Company, Allergan, Inc., a Delaware corporation (“Allergan”), and Groundhog Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Allergan (the “Merger”). In connection with the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 11th day of March, 2013.

MAP PHARMACEUTICALS, INC.

By:	/s/ Jeffrey L. Edwards
Jeffrey L. Edwards
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ David E.I. Pyott	President and Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2013
David E.I. Pyott

/s/ Jeffrey L. Edwards	Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 11, 2013
Jeffrey L. Edwards

/s/ Arnold A. Pinkston	Director	March 11, 2013
Arnold A. Pinkston